Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports First Quarter 2010
Financial Results

BEDFORD, MASS. – April 27, 2010 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its first  quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $5.6 million, an increase of 23% compared to $4.6 million in the same quarter last year. Net income for the first quarter of 2010 was $22,000, or $0.00 per diluted share. These results compared to a net loss of $2.1 million, or $0.09 per diluted share, for the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The Company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Non-GAAP net income for the first quarter of 2010, excluding the effect of $345,000 of stock-based compensation, was $367,000, or $0.02 per diluted share.  These results compared to a non-GAAP net loss of $1.7 million, or $0.07 per diluted share, for the first quarter of 2009, excluding the effect of $391,000 of stock-based compensation.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports First Quarter 2010 Financial Results	Page 2

Edmund Reiter, Aware’s president and chief executive officer, said, “Our results for the first quarter of 2010 are encouraging.  We showed positive financial results in our first full quarter following the sale of our licensing assets to Lantiq in November 2009.  This progress, coupled with healthy trends in our end markets, provides a solid basis for our growth strategy going forward.”

Note:  Aware’s conference call will be broadcast live over the Internet today, April 27, 2010 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 719-325-4789 and referencing the confirmation number 4676288.  A replay of the call will be archived on our website after the call.

About Aware
Aware is a leading technology and supplier for the telecommunications and biometrics industries. Aware has pioneered innovations at telecommunications standards-setting organizations for DSL and networking. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to provision and troubleshoot DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts.  www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL test and diagnostics and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. DSL test and diagnostic factors include, but are not limited to: our DSL test and diagnostic businesses depend upon a limited number of customers; the success of our DSL test and diagnostics products businesses requires telephone companies to install DSL service in volume; our test and diagnostic hardware and software products could have quality problems; we depend on a single source contract manufacturer for the manufacture of our DSL hardware products; and we are dependent on single source suppliers for components in our DSL hardware products. Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver services contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and other reports and filings made with the Securities and Exchange Commission.

Aware and Dr. DSL are trademarks or registered trademarks of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports First Quarter 2010 Financial Results	Page 3

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Product sales	$4,651	$2,819
Contract revenue	209	1,277
Royalties	756	477
Total revenue	5,616	4,573

Costs and expenses:
Cost of product sales (1)	1,036	513
Cost of contract revenue (1)	72	908
Research and development (1)	2,035	3,111
Selling and marketing (1)	1,066	1,081
General and administrative (1)	1,402	1,213
Total costs and expenses	5,611	6,826

Income (loss) from operations	5	(2,253)
Interest income	18	125

Income (loss) before provision for income taxes	23	(2,128)
Provision for income taxes	1	3

Net income (loss)	$22	$(2,131)

Net income (loss) per share – basic	$0.00	$(0.09)
Net income (loss) per share – diluted	$0.00	$(0.09)

Weighted average shares – basic	19,913	23,281
Weighted average shares – diluted	19,923	23,281

(1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended March 31,
	2010	2009
Cost of product sales	$2	$3
Cost of contract revenue	6	32
Research and development	114	146
Sales and marketing	38	52
General and administrative	185	158
Total stock-based compensation costs	$345	$391

Aware, Inc. Reports First Quarter 2010 Financial Results	Page 4

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP net income (loss)	$22	$(2,131)
Stock-based compensation	345	391
Non-GAAP net income (loss)	$367	$(1,740)

	Three Months Ended March 31,
	2010	2009
GAAP diluted net income (loss) per share	$0.00	$(0.09)
Stock-based compensation per share	0.02	0.02
Non-GAAP diluted net income (loss) per share	$0.02	$(0.07)

Aware, Inc. Reports First Quarter 2010 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Cash and investments	$39,020	$39,669
Accounts receivable, net	4,197	3,565
Inventories, net	1,090	1,113
Property and equipment, net	6,662	6,744
Other assets, net	537	363

Total assets	$51,506	$51,454

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,356	$2,501

Long-term deferred revenue	585	593

Total stockholders’ equity	48,565	48,360

Total liabilities and stockholders’ equity	$51,506	$51,454

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